Goldrich Mining Provides Production Update from Chandalar Mine

SPOKANE, WA – September 27, 2016 - Goldrich Mining Company (OTCBB: GRMC) (“Goldrich” or the “Company) is pleased to provide an update on 2016 mining operations at its Little Squaw placer mine (“Little Squaw”) as reported by Goldrich NyacAU Placer, LLC ("GNP").

Year-to-date production numbers, as calculated through August 31st, have totaled 8,570 ounces of alluvial gold (approximately equivalent to 7,000 ounces of fine gold), representing a 95% increase in production versus the entire 2015 mining season. Production during the month of August totaled 3,010 ounces of alluvial gold (approximately equivalent to 2,450 ounces of fine gold). Production for the year continued through September 21st and final production numbers for the season will be released after all smelter settlement documents have been received.

Of the gold processed during this season, approximately 5,540 ounces of alluvial gold (approximately equivalent to 4,520 ounces of fine gold) were from the upper half of Little Squaw Creek but outside the area of mineralized material previously delineated by Goldrich. This supports Goldrich’s belief that the mineralized area is open beyond the area previously defined.

Goldrich has completed approximately 15,000 feet of drilling to date on the upper half of the Little Squaw Creek placer project and outlined 10.5 million cubic yards of mineralized material, at an average head grade of 0.025 ounces of gold per cubic yard, for an estimated total of approximately 250,000 contained ounces. The mineralized material at Chandalar is not a mineral reserve as defined in SEC Industry Guide 7.

GNP is a 50/50 joint venture formed between Goldrich and NyacAU, LLC (“NyacAU”) to mine the various placer deposits that occur throughout the Company’s 23,000-acre Chandalar land package in central Alaska. To date approximately US$26 million has been invested to develop the mine. All initial capital expenditures are being funded by NyacAU under terms of the joint-venture operating agreement.

About Goldrich Mining

Goldrich Mining (OTCBB: GRMC) is a U.S. based resource company focused on developing the Chandalar gold district in Alaska, USA. The Company controls a land package spanning 23,000 acres of highly prospective gold targets and historic mines. Goldrich is focused on building shareholder value by monetizing placer assets, generating non-dilutive funds, and working towards building a gold mine at Chandalar.

For additional information regarding Goldrich Mining Company or this news release, please contact President and CEO Mr. William Schara via telephone at (509) 768-4468 or visit www.goldrichmining.com.

Forward-Looking Statements

This news release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward looking statements concern use of proceeds and potential exercise of the warrants. These statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management.

Any statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often, but not always, using words or phrases such as “expects” or “does not expect”, “is expected”, “anticipates” or “does not anticipate”, “plans”, “estimates” or “intends”, or stating that certain actions, events or results “may”, “could”, “would”, “might”, “should” or “will” be taken, occur or be achieved) are not statements of historical fact and may be forward-looking statements. Forward-looking statements are subject to a variety of known and unknown risks, uncertainties and other factors which could cause actual events or results to differ from those expressed or implied by the forward-looking statements, including, without limitation:

•

risks related to our ability to continue as a going concern being in doubt;

•

risks related to our history of losses;

•

risks related to our outstanding gold forward sales contracts and notes;

•

risks related to need to raise additional capital to fund our exploration and, if warranted, development and production programs;

•

risks related to our property not having any proven or probable reserves;

•

risk related to our limited history of commercial production;

•

risk related to operating a mine;
risk related to accurately forecasting production;

•

risks related to our dependence on a single property – the Chandalar property;

•

risks related to climate and location restricting our exploration and, if warranted, development and production activities;

•

risks related to our mineralization estimates being based on limited drilling data;

•

risks related to our exploration activities not being commercially successful;

•

risks related to actual capital costs, production or economic return being different than projected;

•

risk related to our joint venture arrangements;

•

risks related to mineral exploration;

•

risks related to increased costs;

•

risks related to a shortage of equipment and supplies;

•

risk related to fluctuations in gold prices;

•

risks related to title to our properties being defective;

•

risks related to title to our properties being subject to claims;

•

risks related to estimates of mineralized material;

•

risks related to government regulation;

•

risks related to environmental laws and regulation;

•

risks related to land reclamation requirements;

•

risks related to future legislation regarding mining laws;

•

risks related to future legislation regarding climate change;

•

risks related to our lack of insurance coverage for all risks;

•

risks related to competition in the mining industry;

•

risks related to our dependence on key personnel;

•

risks related to our executive offices not dedicating 100% of their time to our company;

•

risks related to potential conflicts of interest with our directors and executive officers;

•

risks related to market conditions; and

•

risks related to our shares of common stock.

This list is not exhaustive of the factors that may affect our forward-looking statements. Some of the important risks and uncertainties that could affect forward-looking statements are discussed in the Company’s latest Annual Report on Form 10-K and Quarterly Report on Form 10-Q and other documents filed with the U.S. Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, believed, estimated or expected. We caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. We disclaim any obligation subsequently to revise any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events, except as required by law.